EXHIBIT A

                             Joint Filing Agreement

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the parties hereto agrees with the other parties that the statement of Schedule 13D pertaining to certain securities of Coventry Health Care, Inc. to which this agreement is an exhibit is filed by and on behalf of each such party and that any amendment thereto will be filed on behalf of each such party.

Dated:  April 10, 1998

                                    PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                    By:  /s/ Mary L. Bricker
                                         Mary L. Bricker
                                         Assistant Corporate Secretary

                                    PRINCIPAL HOLDING COMPANY

                                    By:  /s/ Mary L. Bricker
                                         Mary L. Bricker
                                         Assistant Corporate Secretary

                                    PRINCIPAL HEALTH CARE, INC.

                                    By:  /s/ Mary L. Bricker
                                         Mary L. Bricker
                                         Assistant Corporate Secretary